UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

Debt Acknowledgment and Preferred Stock Exchange Agreement

On November 6, 2026, IIOT-OXYS, Inc. (the “Company”) entered into a Debt Acknowledgment and Preferred Stock Exchange Agreement (the “Cox Exchange Agreement”) with Scott Cox (“Cox”). During 2024 and 2025, Cox paid third-party service providers on the Company’s behalf, principally for accounting, audit, legal and other professional services relating to the Company’s operations and its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company recorded these payments as an account payable owed to Cox. The Cox Exchange Agreement acknowledges that the outstanding reimbursement obligation of $84,262.65 (the “Reimbursement Obligation”) was an existing, bona fide obligation and not a new loan. The Reimbursement Obligation was not evidenced by a promissory note, bore no contractual interest, had no stated maturity and was unsecured.

Under the Cox Exchange Agreement, Cox exchanged the entire Reimbursement Obligation for 70.218875 shares of the Company’s Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”). The exchange price was $1,200 per share, which equals the stated value of the Series E Preferred Stock. The exchange closed on November 6, 2026. When the shares were issued, the Reimbursement Obligation was fully satisfied, discharged and extinguished. Cox also released the Company from repayment and reimbursement claims relating to the Reimbursement Obligation, subject to limited exceptions in the agreement. No cash was paid in connection with the exchange. Dividends on the shares issued to Cox accrue from the closing date.

Series C Preferred Stock Exchange Agreement

On November 6, 2026, the Company entered into a Series C Preferred Stock Exchange Agreement (the “Series C Exchange Agreement”) with Clifford L. Emmons (“Emmons”), Vivek Dave and Giro Di Biase (together, the “Series C Holders”). Immediately before the exchange, the Series C Holders owned all 57 outstanding shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share and stated value $1,200 per share (the “Series C Preferred Stock”).

Under the Series C Exchange Agreement, the Series C Holders surrendered all 57 shares of Series C Preferred Stock, together with all accrued and unpaid dividends, late fees, default charges and related payment rights, in exchange for an aggregate of 63.67333333 shares of Series E Preferred Stock. The consideration was calculated using negotiated exchange values as of September 30, 2026, totaling $76,408.00. Emmons, the Company’s Chief Executive Officer, surrendered 20 shares of Series C Preferred Stock, with an agreed exchange value of $28,150.32, and received 23.45860000 shares of Series E Preferred Stock. Mr. Dave surrendered 16 shares and received 17.87321667 shares of Series E Preferred Stock. Mr. Di Biase surrendered 21 shares and received 22.34151667 shares of Series E Preferred Stock.

The Series C Holders waived any additional dividends, compounding, late fees and related charges that would otherwise have accrued from September 30, 2026 through closing. The Series E Preferred Stock was the entire consideration for the surrendered shares and related rights, and all of those rights and payment obligations were satisfied, discharged or waived under the agreement. The Series C Holders paid no cash, and no commission or other remuneration was paid for soliciting the exchange. The exchange closed on November 6, 2026. Following the closing, no shares of Series C Preferred Stock remain outstanding. The exchange did not amend the Certificate of Designation of either the Series C Preferred Stock or the Series E Preferred Stock.

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Terms of the Series E Preferred Stock

The Series E Preferred Stock is governed by a Certificate of Designation filed with the Nevada Secretary of State on October 30, 2025. The Series E Preferred Stock has a stated value of $1,200 per share and accrues cumulative dividends at 10% per year. It is convertible at the holder’s option into common stock at a conversion price of $0.0005 per share, subject to adjustment, provided that conversion is limited so that the holder does not beneficially own more than 4.99% of the outstanding common stock immediately after conversion, calculated under the Certificate of Designation. The Series E Preferred Stock votes together with the common stock on an as-converted basis, subject to the beneficial ownership limitation, and is subject to transfer restrictions and other limitations under the Certificate of Designation.

Extension No. 8 to Convertible Promissory Note

On November 6, 2026, the Company and GHS Investments, LLC (“GHS”) executed Extension No. 8 to Convertible Promissory Note, effective October 31, 2026 (the “Note Extension”). The Note Extension relates to the convertible promissory note the Company issued to GHS on July 29, 2020, in the original principal amount of $75,000 (the “GHS Note”). The GHS Note had previously been extended seven times, most recently to October 31, 2026. The Note Extension extended the maturity date of the GHS Note from October 31, 2026 to April 30, 2027, and GHS waived all Events of Default by the Company occurring before October 31, 2026, whether known or unknown to GHS. No additional principal was advanced. Except as expressly modified by the Note Extension, the GHS Note remains in full force and effect.

Relationships

Emmons is the Company’s Chief Executive Officer and a director. As described in Item 5.01, Cox acquired voting control of the Company on November 6, 2026. GHS holds the Company’s Series B Convertible Preferred Stock and Series D Convertible Preferred Stock and is the holder of the GHS Note.

The descriptions above are summaries and are qualified in their entirety by reference to the full agreements, which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated herein by reference.

On November 6, 2026, the Company issued a total of 133.89220833 shares of Series E Preferred Stock in two transactions. Neither transaction generated cash proceeds for the Company.

Cox Exchange. The Company issued 70.218875 shares of Series E Preferred Stock to Cox under the Cox Exchange Agreement in consideration of the extinguishment of the $84,262.65 Reimbursement Obligation. At the stated conversion price of $0.0005 per share, these shares are convertible into 168,525,300 shares of common stock, before applying the 4.99% beneficial ownership limitation and any adjustments. The Company issued these shares in reliance on the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), based in part on Cox’s representations regarding his accredited investor status, investment intent and sophistication.

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Series C Exchange. The Company issued 63.67333333 shares of Series E Preferred Stock to the Series C Holders under the Series C Exchange Agreement in consideration of the surrender of all 57 outstanding shares of Series C Preferred Stock and related rights, with an aggregate negotiated exchange value of $76,408.00. These shares are convertible into approximately 152,816,000 shares of common stock, before applying the beneficial ownership limitation and any adjustments. The Company issued these shares in reliance on the exemption under Section 3(a)(9) of the Securities Act, as the shares were exchanged by the Company with its existing security holders exclusively and no commission or other remuneration was paid for soliciting the exchange.

In total, the Series E Preferred Stock issued on November 6, 2026 is convertible into approximately 321,341,300 shares of common stock, before applying beneficial ownership limitations and adjustments. The shares of Series E Preferred Stock, and the common stock issuable on conversion, have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration.

Item 5.01	Changes in Control of Registrant.

On November 6, 2026, GHS and Cox entered into an Assignment and Assumption Agreement (the “Assignment Agreement”), under which GHS assigned, transferred and sold to Cox all 100 outstanding shares of the Company’s Series A Super Voting Preferred Stock (the “Series A Preferred Stock”), together with all voting, consent, financial and other rights of ownership. Cox accepted the shares and assumed obligations and liabilities relating to their ownership, subject to specified exceptions. The conveyance was absolute and became effective between GHS and Cox upon execution on November 6, 2026. The transfer was a private transaction in previously outstanding shares, and the Company did not issue any new shares of Series A Preferred Stock.

The Company joined the Assignment Agreement solely to acknowledge and consent to the transfer, subject to applicable law and its governing documents. The Company may continue to recognize GHS as the record holder until the transfer is registered on its stock ledger or by its transfer agent, and the Company agreed to register the transfer within five business days after receipt of the required transfer documentation and satisfaction of applicable legal requirements. The Company is not a seller, purchaser, guarantor or principal obligor under the Assignment Agreement and did not assume any obligation of GHS or Cox. The Assignment Agreement does not require the Company to make any changes to its board of directors or executive officers.

Under the Certificate of Designation of the Series A Preferred Stock, while at least one share is outstanding, the holders of the Series A Preferred Stock, as a class, are entitled to a number of votes equal to 20 times the sum of (i) all outstanding shares of common stock and (ii) all outstanding shares of preferred stock of every series. The Series A Preferred Stock votes together with the common stock, except where a separate class vote is required. Each share of Series A Preferred Stock is also convertible into 100 shares of common stock, so Cox’s shares are convertible into 10,000 shares of common stock. The voting rights of the Series A Preferred Stock are substantially greater than the voting rights of those 10,000 shares. The beneficial ownership limitations applicable to conversion of the Company’s Series B, Series D and Series E Preferred Stock do not limit the voting rights of the Series A Preferred Stock.

Before the transfer, GHS controlled the Company through its ownership of all outstanding Series A Preferred Stock. As a result of the transfer, Cox holds all outstanding Series A Preferred Stock and the related super-voting rights, and accordingly acquired voting control of the Company on November 6, 2026. Cox holds a substantial majority of the combined voting power of the Company’s outstanding voting securities and can determine the outcome of matters submitted to the Company’s stockholders, including the election of directors. Cox also holds 70.218875 shares of Series E Preferred Stock, as described in Item 1.01.

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GHS no longer owns any Series A Preferred Stock. GHS continues to hold 583 shares of Series B Convertible Preferred Stock and 417 shares of Series D Convertible Preferred Stock, and remains the holder of the GHS Note, as amended by the Note Extension.

The Company has contemplated a board and management transition under which Cox would become a director and serve as President, Chief Executive Officer and Chief Financial Officer, and Emmons and Vidhyadhar Mitta would depart the board. Following the transition, Emmons is expected to remain President of OXYS Corporation, the Company’s wholly-owned subsidiary. None of these changes has become effective as of the date of this report. Any change in a majority of the board will be made after the Company complies with Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, including the filing and mailing of an information statement on Schedule 14f-1. The Company will report any appointment or resignation of a director or officer as required.

Except as described in this Item 5.01, the Company is not aware of any arrangement, including any pledge of its securities, the operation of which may at a subsequent date result in a further change in control of the Company.

The description of the Assignment Agreement is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Assignment and Assumption Agreement, dated November 6, 2026, between GHS Investments, LLC and Scott Cox, acknowledged and consented to by IIOT-OXYS, Inc.
10.2#	Debt Acknowledgment and Preferred Stock Exchange Agreement, dated November 6, 2026, between IIOT-OXYS, Inc. and Scott Cox
10.3	Series C Preferred Stock Exchange Agreement, dated November 6, 2026, among IIOT-OXYS, Inc., Clifford L. Emmons, Vivek Dave and Giro Di Biase
10.4	Extension No. 8 to Convertible Promissory Note, executed November 6, 2026 and effective October 31, 2026, between IIOT-OXYS, Inc. and GHS Investments, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits omitted pursuant to Item 601(a)(6) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: November 13, 2026	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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